EXHIBIT 4.10

FIFTH SUPPLEMENTAL INDENTURE

This Fifth Supplemental Indenture (this “Fifth Supplemental Indenture”) dated as of March 11, 2005, by and between PacifiCare Health Systems, Inc., a Delaware corporation (the “Company”); PacifiCare Health Plan Administrators, Inc., an Indiana corporation, PacifiCare eHoldings, Inc., a California corporation, MEDeMORPHUS Healthcare Solutions, Inc. (formerly known as RxConnect, Inc.), a California corporation, SeniorCo, Inc., a Delaware corporation, Rx Solutions, Inc., a California corporation, PacifiCare Behavioral Health, Inc., a Delaware corporation, Secure Horizons USA, Inc., a California corporation, PacifiCare of Arizona, Inc., an Arizona corporation, PacifiCare Oklahoma, Inc., an Oklahoma corporation, PacifiCare Southwest Operations, Inc., a Delaware corporation, and American Medical Security Group, Inc, a Wisconsin corporation (collectively, the “Existing Subsidiary Guarantors”); and Nurse Healthline, Inc, a Wisconsin corporation, and Continental Plan Services, Inc., a Wisconsin corporation (the “Additional Subsidiary Guarantors”); and U.S. Bank National Association, a national banking association, as successor to State Street Bank and Trust Company of California, N.A., as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture referred to below.

RECITALS

WHEREAS, the Company and the Subsidiary Guarantors executed and delivered to the Trustee an Indenture, dated as of May 21, 2002, as supplemented by the First Supplemental Indenture dated as of September 15, 2003, as supplemented by the Second Supplemental Indenture dated as of November 19, 2003, as supplemented by the Third Supplemental Indenture dated as of January 14, 2004 (the “Indenture”) and as supplemented by the Fourth Supplemental Indenture dated as of December 13, 2004 providing for the issuance of an aggregate principal amount of $500,000,000 of 10 3/4% Senior Notes due 2009 (the “Notes”);

WHEREAS, Section 4.07 of the Indenture provides that the Company will cause each Restricted Subsidiary (other than the PHPA Subsidiary Guarantors) that would be permitted to guarantee payment of the Notes without obtaining the approval of governmental or regulatory agencies or authorities or incurring regulatory restrictions on the operations of such subsidiary to execute and deliver a supplemental indenture to the Indenture providing for an unsubordinated Guarantee of payment of the Notes by each such Restricted Subsidiary;

WHEREAS, the Additional Subsidiary Guarantors are Restricted Subsidiaries of the Company under Section 4.07 of the Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company, the Existing Subsidiary Guarantors and the Additional Subsidiary Guarantors are authorized, without notice to or the consent of any Holder, to execute and deliver this Fifth Supplemental Indenture to cause the Additional Subsidiary Guarantors to Guarantee the Notes to comply with Section 4.07 of the Indenture; and

WHEREAS, the Company, the Trustee, the Existing Subsidiary Guarantors and the Additional Subsidiary Guarantors desire to enter into this Fifth Supplemental Indenture to provide for such Note Guarantees as contemplated by Section 4.07 of the Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Existing Subsidiary Guarantors, the Additional Subsidiary Guarantors and the Trustee mutually covenant and agree as follows:

1. Creation of Note Guarantee. The Additional Subsidiary Guarantors hereby agree, jointly and severally with all other Subsidiary Guarantors, to Guarantee the Notes and the performance of the Company’s obligations under the Notes and the Indenture in accordance with the terms and provisions of Article Ten of the Indenture. The Additional Subsidiary Guarantors shall be bound by, and entitled to the benefits of, all other applicable terms and provisions of the Indenture as a Subsidiary Guarantor, including the provisions relating to the release of the Note Guarantees in certain circumstances.

2. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or adequacy of this Fifth Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first written above.

PACIFICARE HEALTH SYSTEMS, INC.

By:	/s/ MICHAEL A. MONTEVIDEO
Name:	Michael A. Montevideo
Title:	Vice President and Treasurer

PACIFICARE HEALTH PLAN ADMINISTRATORS, INC.

By:	/s/ MICHAEL A. MONTEVIDEO
Name:	Michael A. Montevideo
Title:	Treasurer

PACIFICARE EHOLDINGS, INC.

By:	/s/ MICHAEL A. MONTEVIDEO
Name:	Michael A. Montevideo
Title:	Treasurer

SENIORCO, INC.

By:	/s/ MICHAEL A. MONTEVIDEO
Name:	Michael A. Montevideo
Title:	Treasurer

RXSOLUTIONS, INC.

By:	/s/ MICHAEL A. MONTEVIDEO
Name:	Michael A. Montevideo
Title:	Treasurer

PACIFICARE BEHAVIORAL HEALTH, INC.

By:	/s/ MICHAEL A. MONTEVIDEO
Name:	Michael A. Montevideo
Title:	Assistant Treasurer

SECUREHORIZONS USA, INC.

By:	/s/ MICHAEL A. MONTEVIDEO
Name:	Michael A. Montevideo
Title:	Treasurer

PACIFICARE OF ARIZONA, INC.

By:	/s/ MICHAEL A. MONTEVIDEO
Name:	Michael A. Montevideo
Title:	Treasurer

PACIFICARE OF OKLAHOMA, INC.

By:	/s/ MICHAEL A. MONTEVIDEO
Name:	Michael A. Montevideo
Title:	Assistant Treasurer

PACIFICARE SOUTHWEST OPERATIONS, INC.

By:	/s/ MICHAEL A. MONTEVIDEO
Name:	Michael A. Montevideo
Title:	Vice President and Treasurer

AMERICAN MEDICAL SECURITY GROUP, INC.

By:	/s/ MICHAEL A. MONTEVIDEO
Name:	Michael A. Montevideo
Title:	Treasurer

NURSE HEALTHLINE, INC.

By:	/s/ MICHAEL A. MONTEVIDEO
Name:	Michael A. Montevideo
Title:	Treasurer

CONTINENTAL PLAN SERVICES, INC.

By:	/s/ MICHAEL A. MONTEVIDEO
Name:	Michael A. Montevideo
Title:	Treasurer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ PAULA OSWALD
Name:	Paula Oswald
Title:	Vice President